Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement No. (333-121232) on Form S-8 of our report dated June 29, 2015, relating to our audit of the financial statements of Knoll Retirement Savings Plan as of December 31, 2014 and for the year then ended, which appears in the Annual Report on Form 11-K of the Knoll Retirement Savings Plan for the year ended December 31, 2015.

/s/ Baker Tilly Virchow Krause, LLP

Wyomissing, Pennsylvania
June 28, 2016